Exhibit 5.2

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX

AMERICA • ASIA PACIFIC • EUROPE

November 5, 2021

Invitation Homes Inc.

Invitation Homes Operating Partnership LP

Invitation Homes OP GP LLC

IH Merger Sub, LLC

1717 Main Street, Suite 2000

Dallas, Texas 75201

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File Nos. 333-258290, 333-258290-01, 333-258290-02 and 333-258290-03 (the “Registration Statement”), filed by Invitation Homes Inc., a Maryland corporation (the “Company”), Invitation Homes Operating Partnership LP, a Delaware limited partnership and the principal operating subsidiary of the Company (the “Operating Partnership”), Invitation Homes OP GP LLC, a Delaware limited liability company, the sole general partner of the Operating Partnership and a wholly-owned subsidiary of the Company (the “General Partner”), and IH Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“IH Merger Sub”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, the Operating Partnership is issuing $600,00,000 aggregate principal amount of the Operating Partnership’s 2.300% Senior Notes due 2028 (the “ 2028 Notes”) and $400,000,000 aggregate principal amount of the Operating Partnership’s 2.700% Senior Notes due 2034 (the “ 2034 Notes”). The 2028 Notes are being issued under an Indenture dated as of August 6, 2021 (the “Base Indenture”), as amended and supplemented by a Second Supplemental Indenture dated as of November 5, 2021 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “2028 Notes Indenture”), each between the Operating Partnership, as issuer, the Company, the General Partner and IH Merger Sub, each as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”). The 2034 Notes are being issued under the Base Indenture, as amended and supplemented by a Third Supplemental Indenture thereto, dated as of November 5, 2021 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “2034 Notes Indenture”), each between the Operating Partnership, as issuer, the Company, the General Partner and IH Merger Sub, each as guarantor, and the Trustee, as trustee. The obligations of the Operating Partnership under the 2028 Notes will be fully and unconditionally guaranteed, jointly and severally, by the Company (the “2028 Notes Company Guarantee”), the General Partner (the “2028 Notes GP Guarantee”) and IH Merger Sub (the “2028 Notes IH Merger Sub Guarantee” and, together with the 2028 Notes Company Guarantee and the 2028 Notes GP Guarantee, the

Invitation Homes Inc.

Invitation Homes Operating Partnership LP

Invitation Homes OP GP LLC

IH Merger Sub, LLC

November 5, 2021

“2028 Notes Guarantees”). The obligations of the Operating Partnership under the 2034 Notes will be fully and unconditionally guaranteed, jointly and severally, by the Company (the “2034 Notes Company Guarantee”), the General Partner (the “2034 Notes GP Guarantee”) and IH Merger Sub (the “2034 Notes IH Merger Sub Guarantee” and, together with the 2034 Notes Company Guarantee, the 2034 Notes GP Guarantee, the 2028 Notes Guarantees, the 2028 Notes and the 2034 Notes, the “Securities”). The Securities are to be sold pursuant to an underwriting agreement dated November 1, 2021 (the “Underwriting Agreement”) among the Operating Partnership, the Company, the General Partner, IH Merger Sub and the Underwriters named therein.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the 2028 Notes Indenture, the 2034 Notes Indenture, the Underwriting Agreement, the Securities in global form and the resolutions adopted by the board of directors of the Company (the “Board”) on behalf of the Company and in the Company’s capacity as the sole member of each of IH Merger Sub, on behalf of IH Merger Sub, and of the General Partner, on behalf of the General Partner, acting in its own capacity and in its capacity as the sole general partner of the Operating Partnership, and by the pricing committee of the Board established by the Board and by the Company as the sole member of the sole general partner of the Operating Partnership relating to the Registration Statement, the 2028 Notes Indenture, the 2034 Notes Indenture, the Underwriting Agreement and the issuance of the Securities. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company, the Operating Partnership, the General Partner and IH Merger Sub and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company, the Operating Partnership, the General Partner and IH Merger Sub.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The 2028 Notes, when duly executed by or on behalf of the Operating Partnership and authenticated and delivered by the Trustee pursuant to the provisions of the Underwriting Agreement and the 2028 Notes Indenture against payment of the requisite consideration therefor, will constitute valid and binding obligations of the Operating Partnership.

2. The 2034 Notes, when duly executed by or on behalf of the Operating Partnership and authenticated and delivered by the Trustee pursuant to the provisions of the Underwriting Agreement and the 2034 Notes Indenture against payment of the requisite consideration therefor, will constitute valid and binding obligations of the Operating Partnership.

Invitation Homes Inc.

Invitation Homes Operating Partnership LP

Invitation Homes OP GP LLC

IH Merger Sub, LLC

November 5, 2021

3. Assuming the 2028 Notes Company Guarantee has been duly authorized, executed and delivered by the Company in accordance with applicable law, the 2028 Notes Company Guarantee, when the 2028 Notes have been duly executed by or on behalf of the Operating Partnership and duly authenticated and delivered by the Trustee as provided in the 2028 Notes Indenture against payment of the requisite consideration therefor as provided in the Underwriting Agreement, will constitute a valid and binding obligation of the Company.

4. Assuming the 2034 Notes Company Guarantee has been duly authorized, executed and delivered by the Company in accordance with applicable law, the 2034 Notes Company Guarantee, when the 2034 Notes have been duly executed by or on behalf of the Operating Partnership and duly authenticated and delivered by the Trustee as provided in the 2034 Notes Indenture against payment of the requisite consideration therefor as provided in the Underwriting Agreement, will constitute a valid and binding obligation of the Company.

5. When the 2028 Notes GP Guarantee and the 2028 Notes IH Merger Sub Guarantee have been duly executed and delivered by the General Partner and IH Merger Sub, respectively, and when the 2028 Notes have been duly executed by or on behalf of the Operating Partnership and duly authenticated and delivered by the Trustee as provided in the 2028 Notes Indenture against payment of the requisite consideration therefor as provided in the Underwriting Agreement, each of the 2028 Notes GP Guarantee and the 2028 Notes IH Merger Sub Guarantee will constitute a valid and binding obligation of the General Partner and IH Merger Sub, respectively.

6. When the 2034 Notes GP Guarantee and the 2034 Notes IH Merger Sub Guarantee have been duly executed and delivered by the General Partner and IH Merger Sub, respectively, and when the 2034 Notes have been duly executed by or on behalf of the Operating Partnership and duly authenticated and delivered by the Trustee as provided in the 2034 Notes Indenture against payment of the requisite consideration therefor as provided in the Underwriting Agreement, each of the 2034 Notes GP Guarantee and the 2034 Notes IH Merger Sub Guarantee will constitute a valid and binding obligation of the General Partner and IH Merger Sub, respectively.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any debt securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

Invitation Homes Inc.

Invitation Homes Operating Partnership LP

Invitation Homes OP GP LLC

IH Merger Sub, LLC

November 5, 2021

This opinion letter is limited to the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the laws of the State of New York (excluding the securities laws, the blue sky laws, the real estate syndication laws or the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York). Various issues pertaining to Maryland law are addressed in the opinion of Venable LLP, which has been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K dated November [5], 2021 and the incorporation by reference of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP